UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 19, 2019

Presidio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38028	47-2398593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza, Suite 2832, New York, NY 10119

(Address of Principal Executive Offices)

(212) 652-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PSDO	NASDAQ Global Select Market

Securities registered pursuant to section 12(g) of the Act: None

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation, on December 19, 2019 (the “Closing Date”), of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger, dated as of August 14, 2019, as amended on September 25, 2019 (as further amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Presidio, Inc., a Delaware corporation (the “Company” or “Presidio”), BCEC – Port Holdings (Delaware), LP, a Delaware limited partnership (“Parent”) and Port Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company, with the Company continuing as the surviving company (the “Surviving Company”) and an indirect, wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used but not otherwise defined herein have the meaning set forth in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

On December 19, 2019, the Company and its subsidiary, Presidio Holdings Inc. (the “Borrower”) entered into a credit agreement (the “Credit Agreement”) governing its new senior secured credit facilities (the “Senior Secured Credit Facilities”) with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Administrative Agent”).

The Senior Secured Credit Facilities provide for a senior secured term loan facility in an aggregate principal amount of $1,025.0 million (the “Term Loan Facility”) and a senior secured revolving credit facility in an aggregate principal amount of $100.0 million (the “Revolving Credit Facility”).

The following is a summary description of certain terms of the Senior Secured Credit Facilities.

Interest Rate and Fees

Borrowings under the Senior Secured Credit Facilities will bear interest at a rate equal to an applicable margin plus,

(a)	with respect to borrowings denominated in U.S. dollars, at our option, either (1) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing as published on the ICE Benchmark LIBOR01 screen page, or (2) a base rate determined by reference to the highest of (x) the prime rate for the United States as published by the Wall Street Journal, (y) the greater of (i) the federal funds effective rate or (ii) the overnight bank funding rate, in either case, plus 0.50% or (z) the LIBOR Rate for an interest period of one month plus 1.00%,

(b)	with respect to borrowings denominated in Canadian Dollars, at our option, either (1) the CDOR Rate for the interest period relevant to such borrowing, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of the applicable Reuters Screen Page, or (2) the greater of (x) the annual rate of interest announced by the Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Canadian Dollar-denominated commercial loans made in the United States, and (y) the annual rate of interest equal to the sum of the one-month CDOR Rate in effect on such day plus 1.00%, or

(c)	with respect to borrowings denominated in euros, pounds sterling or other currencies, a LIBOR rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page LIBOR01 or LIBOR02, as applicable (in each case or any successor thereto), that displays an offered rate administered by ICE Benchmark Administration Limited (or, in each case, such other commercially available source providing equivalent quotations as may be designated by the Administrative Agent from time to time), that appears for deposits in such currency for the interest period relevant to such borrowing.

In addition, under the Credit Agreement, the Borrower will be required to pay certain recurring fees with respect to the Senior Secured Credit Facilities, including (i) a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder, (ii) letter of credit fees on the aggregate face amounts of outstanding letters of credit plus a fronting fee to the issuing bank and (iii) administration fees.

Prepayments

The Credit Agreement contains mandatory prepayment provisions for financings of this type, including with respect to excess cash flow, asset sale proceeds and proceeds from certain incurrences of indebtedness and subject to certain exceptions.

Amortization and Maturity

Under the Credit Agreement, the Borrower will be required to make scheduled quarterly payments on the Term Loan Facility in an annual amount equal to 1% of the initial outstanding balance of the Term Loan Facility, with the balance of the Term Loan Facility to be due and payable on the seventh anniversary of the closing date of the Senior Secured Credit Facilities.

There will be no scheduled amortization under the Revolving Credit Facility. Any principal amount outstanding under the Revolving Credit Facility will be due and payable in full on the fifth anniversary of the closing date of the Senior Secured Credit Facilities.

Guarantees; Security

Subject to certain exceptions, all obligations under the Credit Agreement are unconditionally guaranteed by the Company and certain of the Borrower’s existing direct or indirect wholly-owned material subsidiaries in the United States, and are required to be guaranteed by certain future direct or indirect wholly-owned material United States subsidiaries of the Borrower. Subject to certain exceptions, all obligations under the Credit Agreement, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Presidio Holdings Inc. and the assets of the subsidiary guarantors.

Representations, Warranties and Covenants

The Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict us and our restricted subsidiaries’ ability to: (i) incur additional indebtedness, (ii) pay dividends on our capital stock or redeem, repurchase or retire our capital stock, (iii) make investments, (iv) create restrictions on the payment of dividends or other amounts to us, (v) engage in transactions with our affiliates, (vi) make dispositions, (vii) consummate fundamental changes, (viii) incur liens; and (ix) prepay, redeem, repurchase, retire or amend certain subordinated debt.

The Credit Agreement contains also contain certain representations and warranties, affirmative covenants, a First Lien Leverage Ratio financial maintenance covenant that is only applicable to the Revolving Credit Facility and is only tested if the Revolving Credit Facility is drawn over a certain amount, and provisions relating to events of default (including upon a change of control).

Senior Unsecured Bridge Loan Facility

On December 19, 2019, the Borrower also entered into a bridge loan credit agreement (the “Bridge Loan Credit Agreement”) governing its new senior unsecured bridge loan facility (the “Bridge Loan Facility”) with Citibank, N.A., as administrative agent.

The Bridge Loan Facility provides for a senior unsecured bridge loan facility in an aggregate principal amount of $400.0 million.

The following is a summary description of certain terms of the Bridge Loan Facility.

Interest Rate and Fees

Borrowings under the Bridge Loan Facility will bear interest at a rate equal to an applicable margin plus a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing as published on the ICE Benchmark LIBOR01 screen page.

In addition, under the Bridge Credit Agreement, the Borrower will be required to pay certain recurring fees with respect to the Bridge Loan Facility, including administration fees.

Prepayments

The Bridge Credit Agreement contains mandatory prepayment provisions for financings of this type, including with respect to asset sale proceeds and proceeds from certain incurrences of indebtedness and subject to certain exceptions.

Amortization and Maturity

There will be no scheduled amortization under the Bridge Loan Facility. Any principal amount outstanding under the Bridge Loan Facility will be due and payable in full on the first anniversary of the closing date of the Bridge Loan Facility. To the extent any loans under the Bridge Loan Facility are not paid in full on such date, such loans shall convert into extended loans with their principal amount due and payable in full on the eighth anniversary of the closing date of the Bridge Loan Facility.

Guarantees; Security

Subject to certain exceptions, all obligations under the Bridge Credit Agreement are unconditionally guaranteed by certain of the Borrower’s existing direct or indirect wholly- owned material subsidiaries in the United States, and are required to be guaranteed by certain future direct or indirect wholly-owned material United States subsidiaries of the Borrower. All obligations under the Bridge Credit Agreement, and the guarantees of those obligations, are unsecured.

Representations, Warranties and Covenants

The Bridge Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict us and our restricted subsidiaries’ ability to: (i) incur additional indebtedness, (ii) pay dividends on our capital stock or redeem, repurchase or retire our capital stock, (iii) make investments, (iv) create restrictions on the payment of dividends or other amounts to us, (v) make dispositions, (vi) consummate fundamental changes, (vii) incur liens; and (viii) prepay, redeem, repurchase, retire or amend certain subordinated debt.

The Bridge Credit Agreement contains also contain certain representations and warranties, affirmative covenants and provisions relating to events of default.

Amendments to Existing Facilities

On September 10, 2019, certain subsidiaries of Presidio entered into Amendment No. 3 to the Company’s existing Receivables Securitization Facility (“RPA Facility”) among the loan parties listed therein, the financial institutions named therein and PNC Bank, National Association. Among other things, Amendment No. 3 extends the term of the RPA Facility to three years from the effective date of the amendments contemplated by Amendment No. 3 and provides that in no event will the Merger constitute a default or other breach of the RPA Facility. The amendments contemplated by Amendment No. 3 became effective on December 19, 2019.

On December 19, 2019, a subsidiary of Presidio entered into the Fifth Amendment to the Company’s existing Accounts Payable - Floor Plan Facility (“Floor Plan Facility”) among the loan parties listed therein and Wells Fargo Capital Finance, LLC. Among other things, the Fifth Amendment modifies the affirmative covenants and the financial maintenance covenants applicable to the Floor Plan Facility and provides that in no event will the Merger constitute a default or other breach of the Floor Plan Facility. The amendments contemplated by the Fifth Amendment became effective on December 19, 2019.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on the Closing Date the Company repaid (or caused to be repaid) in full all amounts outstanding under that certain Credit Agreement, dated as of February 2, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among certain subsidiaries of the Company, the lenders and other parties from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and terminated the Credit Agreement in accordance with its terms.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Presidio, Inc.

Dated: December 19, 2019	By:	/s/ Elliot Brecher
	Name:	Elliot Brecher
	Title:	Senior Vice President, General Counsel and Secretary